Exhibit 99.1

The Coca-Cola Company and Subsidiaries

Reclassified Operating Segment Data

Unaudited

Unit Case Volume Growth Rate Based on Average Daily Sales (1)

	1Q05	2Q05	3Q05	4Q05
North America	0	1	3	3

Africa	10	8	6	1
East, South Asia and Pacific Rim	(4)	(4)	(5)	(1)
European Union	(4)	4	1	(1)
Latin America	6	9	5	5
North Asia, Eurasia and Middle East	12	15	17	17
International Operations - Total	4	7	6	4

Worldwide	3	5	5	4

Bottling Investments (2)	12	1	4	10

Reported Unit Case Volume Growth Rate (3)

	1Q05	2Q05	3Q05	4Q05	FY05
North America	(2)	1	3	3	2

Africa	7	8	6	2	6
East, South Asia and Pacific Rim	(6)	(4)	(5)	1	(4)
European Union	(6)	4	1	0	0
Latin America	4	9	5	6	6
North Asia, Eurasia and Middle East	9	15	17	18	15
International Operations - Total	1	7	6	6	5

Worldwide	0	5	5	5	4

Bottling Investments (2)	9	1	4	11	6

Gallon Sales Growth Rate (4)

	1Q05	2Q05	3Q05	4Q05	FY05
North America	(2)	(2)	4	2	1

Africa	5	11	7	4	7
East, South Asia and Pacific Rim	(9)	(8)	(5)	(1)	(6)
European Union	(9)	1	(1)	8	0
Latin America	8	11	7	9	9
North Asia, Eurasia and Middle East	13	6	12	12	10
International Operations - Total	2	5	5	8	5

Worldwide	0	2	5	4	3

Bottling Investments	N/A	N/A	N/A	N/A	N/A

Reclassified Operating Segment Data reflect changes in the Company’s operating structure which became effective January 1, 2006.

For additional information about our sales volume, refer to page 41 of our 2005 Annual Report on Form 10-K filed on February 28, 2006.

(1) Unit case volume growth based on average daily sales is computed by comparing the average daily sales in each of the corresponding quarters. Average daily sales for each quarter are the actual unit cases shipped during the quarter divided by the number of days in the quarter.

(2) Bottling Investments segment data reflect unit case volume growth for consolidated bottling operations only. Geographic segment data reflect unit case volume growth for all bottlers in the applicable geographic areas, both consolidated and unconsolidated.

(3) Reported unit case volume growth is computed by comparing the actual unit cases shipped in the period to the actual unit cases shipped in the prior-year corresponding period. In the first quarter of 2005 these amounts are less than the amounts computed on an average daily sales basis because of two fewer shipping days in the first quarter of 2005 as compared to the first quarter of 2004. This difference in days was partially offset in the fourth quarter of 2005.

(4) Unit case volume and gallon sales growth rates are not necessarily equal during any given period. Items such as seasonality, bottlers’ inventory practices, supply point changes, timing of price increases and new product introductions and changes in product mix can impact unit case volume and gallon sales and can create differences between unit case volume and gallon sales growth rates.

The Coca-Cola Company and Subsidiaries

Reclassified Operating Segment Data (1)

Unaudited

In Millions

	1Q04	2Q04	3Q04	4Q04	FY04	1Q05	2Q05	3Q05	4Q05	FY05
Net Operating Revenues - Third Party
North America	$1,544	$1,753	$1,617	$1,509	$6,423	$1,528	$1,775	$1,745	$1,628	$6,676
Africa	224	195	235	307	961	266	230	257	354	1,107
East, South Asia and Pacific Rim	171	197	171	167	706	164	193	180	182	719
European Union	881	1,078	1,028	926	3,913	888	1,207	1,118	891	4,104
Latin America	427	434	443	474	1,778	477	506	527	554	2,064
North Asia, Eurasia and Middle East	836	1,069	1,069	911	3,885	902	1,146	1,088	953	4,089
Bottling Investments	924	1,161	1,003	887	3,975	960	1,228	1,103	971	4,262
Corporate	21	27	30	23	101	21	25	19	18	83
	$5,028	$5,914	$5,596	$5,204	$21,742	$5,206	$6,310	$6,037	$5,551	$23,104

Net Operating Revenues - Intersegment
North America	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
Africa	—	3	4	3	10	2	4	5	2	13
East, South Asia and Pacific Rim	28	34	18	29	109	22	21	9	8	60
European Union	209	227	178	159	773	211	225	196	175	807
Latin America	15	16	16	22	69	18	19	20	37	94
North Asia, Eurasia and Middle East	13	35	25	23	96	30	46	30	24	130
	$265	$315	$241	$236	$1,057	$283	$315	$260	$246	$1,104

Net Operating Revenues - Total
North America	$1,544	$1,753	$1,617	$1,509	$6,423	$1,528	$1,775	$1,745	$1,628	$6,676
Africa	224	198	239	310	971	268	234	262	356	1,120
East, South Asia and Pacific Rim	199	231	189	196	815	186	214	189	190	779
European Union	1,090	1,305	1,206	1,085	4,686	1,099	1,432	1,314	1,066	4,911
Latin America	442	450	459	496	1,847	495	525	547	591	2,158
North Asia, Eurasia and Middle East	849	1,104	1,094	934	3,981	932	1,192	1,118	977	4,219
Bottling Investments	924	1,161	1,003	887	3,975	960	1,228	1,103	971	4,262
Corporate	21	27	30	23	101	21	25	19	18	83
Eliminations	(265)	(315)	(241)	(236)	(1,057)	(283)	(315)	(260)	(246)	(1,104)
	$5,028	$5,914	$5,596	$5,204	$21,742	$5,206	$6,310	$6,037	$5,551	$23,104

Operating Income (Loss)
North America	$353	$496	$377	$380	$1,606	$313	$460	$414	$366	$1,553
Africa	82	72	76	106	336	90	75	96	135	396
East, South Asia and Pacific Rim	112	134	108	85	439	88	113	8	75	284
European Union	526	597	497	506	2,126	512	685	564	458	2,219
Latin America	256	255	262	280	1,053	277	299	297	303	1,176
North Asia, Eurasia and Middle East	374	505	427	365	1,671	409	532	375	419	1,735
Bottling Investments	(4)	37	(380)	(107)	(454)	(55)	53	5	(40)	(37)
Corporate	(248)	(293)	(270)	(268)	(1,079)	(275)	(245)	(267)	(454)	(1,241)
	$1,451	$1,803	$1,097	$1,347	$5,698	$1,359	$1,972	$1,492	$1,262	$6,085

Income (Loss) Before Income Taxes
North America	$354	$494	$375	$392	$1,615	$315	$459	$408	$367	$1,549
Africa	79	68	74	101	322	86	73	93	130	382
East, South Asia and Pacific Rim	112	134	108	86	440	88	113	8	74	283
European Union	526	599	496	504	2,125	514	685	566	460	2,225
Latin America	262	256	261	280	1,059	276	298	298	303	1,175
North Asia, Eurasia and Middle East	374	503	427	363	1,667	406	537	380	425	1,748
Bottling Investments	79	244	(204)	12	131	34	299	182	75	590
Corporate	(274)	(245)	(302)	(316)	(1,137)	(271)	(248)	(282)	(461)	(1,262)
	$1,512	$2,053	$1,235	$1,422	$6,222	$1,448	$2,216	$1,653	$1,373	$6,690

Reclassified Operating Segment Data reflect changes in the Company’s operating structure which became effective January 1, 2006.

(1) Refer to the Items Impacting Comparability Schedule which follows for additional information.

The Coca-Cola Company and Subsidiaries

Reclassified Operating Segment Data

Items Impacting Comparability Schedule

Unaudited

2004

In the second quarter of 2004, the Company recorded the following transactions which impacted results:

•                  An approximate $37 million benefit to equity income for Bottling Investments as a result of a favorable tax settlement related to Coca-Cola FEMSA, one of our equity method investees.

•                  Impairment charges of approximately $18 million for North America, $12 million for Bottling Investments and $58 million for Corporate, primarily related to write-downs of certain manufacturing investments and an intangible asset.

•                  Approximately $49 million for Corporate of noncash pretax gains on issuances of stock by Coca-Cola Enterprises Inc. (CCE), one of our equity method investees.

In the third quarter of 2004, the Company recorded the following transactions which impacted results:

•                  Impairment charges of approximately $386 million for Bottling Investments primarily related to franchise rights at Coca-Cola Erfrischungsgetraenke AG (CCEAG) and $6 million for Corporate.

In the fourth quarter of 2004, the Company recorded the following transactions which impacted results:

•                  The receipt of $75 million for Corporate for an insurance settlement related to the class action lawsuit settled in 2000.  The Company subsequently donated $75 million to The Coca-Cola Foundation.

•                  Approximately $25 million for Corporate of noncash pretax losses to adjust the amount of the gain recognized in the second quarter of 2004 on issuances of stock by CCE.

2005

In the first quarter of 2005, the Company recorded the following transactions which impacted results:

•                  Approximately $23 million for Corporate due to noncash pretax gains on issuances of stock primarily by Coca-Cola Amatil, one of our equity method investees.

•                  Approximately $12 million for North America, $3 million for Africa, $3 million for East, South Asia and Pacific Rim, $3 million for European Union, $4 million for Latin America, $3 million for North Asia, Eurasia and Middle East and $22 million for Corporate as a result of accelerated amortization of stock-based compensation expense due to a change in our estimated service period for retirement-eligible participants.

In the second quarter of 2005, the Company recorded the following transactions which impacted results:

•                  The receipt of approximately $42 million for Corporate related to the settlement of a class action lawsuit concerning the purchase of High Fructose Corn Syrup (HFCS).

•                  An approximate $21 million benefit to equity income for Bottling Investments for our proportionate share of CCE’s HFCS lawsuit settlement.

In the third quarter of 2005, the Company recorded the following transactions which impacted results:

•                  Impairment charges of approximately $85 million for East, South Asia and Pacific Rim and approximately $4 million for Bottling Investments, primarily related to intangible assets (mainly trademark beverages sold in the Philippines market).

•                  An approximate $5 million reduction to equity income for Bottling Investments due to a noncash pretax charge for our proportionate share of CCE’s restructuring charges.

In the fourth quarter of 2005, the Company recorded the following transactions which impacted results:

•                  The receipt of approximately $5 million for Corporate related to the settlement of a class action lawsuit concerning the purchase of HFCS.

•                  An approximate $49 million reduction to equity income for Bottling Investments due to our proportionate share of CCE’s tax expense related to repatriation of previously unremitted foreign earnings under the American Jobs Creation Act and restructuring charges recorded by CCE, partially offset by changes in certain of CCE’s state and provincial tax rates and additional proceeds from CCE’s HFCS lawsuit settlement.